                                                                    EXHIBIT 10.3

                 ASSIGNMENT, ASSUMPTION AGREEMENT AND RELEASE
                 --------------------------------------------
                            (Dearborn, MI Property)

     THIS LEASE ASSIGNMENT, ASSUMPTION AGREEMENT AND RELEASE (this "Assignment") is made as of the 29th day of July, 1994, between GTE Control Devices Incorporated, a Delaware corporation ("Assignor"), and CONTROL DEVICES, INC. an Indiana corporation ("Assignee"), pursuant to the Asset Purchase Agreement dated as of July 6, 1994 by and among Assignor, Assignee, GTE Products of Connecticut Corporation and Dominican Overseas Trading Company (the "Agreement"). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, pursuant to the Agreement, Assignor has agreed to assign, transfer and convey, and Assignee has agreed to acquire and accept, certain assets, properties, rights, privileges, claims and contracts described in the Agreement including, without limitation, the interest of Assignor under the Lease attached hereto as Exhibit 1 (the "Leasehold");

     WHEREAS, prior to the transfer of the assets pursuant to the Agreement (the "Closing"), certain consents and regulatory approvals must be obtained and other requirements must be satisfied;

     WHEREAS, assignee has agreed under the Agreement to assume and discharge all obligations of Assignor under the Lease which arise from and after the Closing.

     NOW, THEREFORE, with reference to the foregoing recitals which are incorporated herein by this reference and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

     1. Assignor does hereby assign, grant, transfer and convey to Assignee all of its right, title and interest as tenant under the Lease demising the real property described therein (the "Real Property").

     2. Effective as of the date hereof, Assignee accepts the foregoing assignment and assumes and agrees to perform and to pay or discharge any and all obligations of the tenant under the Lease arising from and after the Closing.

     3. Assignor hereby agrees not to further assign, grant, transfer, sell, convey, mortgage, pledge or otherwise encumber all or any portion of its interest in the Lease. Any attempted further assignment, grant, transfer, sale, conveyance, mortgage, pledge or other encumbrance, whether made voluntarily or otherwise, shall be void and of no effect.

     4. Assignor represents to Assignee that Exhibit 1 constitutes a true and complete copy of the Lease including all amendments, modifications and supplements thereto.

     5. Assignee hereby releases Assignor from any further obligation under the terms of the Lease arising on or after the date hereof.

     6. The persons executing this Assignment hereby represent and warrant that they are duly authorized to execute and deliver this Assignment on behalf of Assignor or Assignee, as the case may be.

     7. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute only one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreements to be executed as of the date first above written.

                                         GTE CONTROL DEVICES INCORPORATED

                                    By:  /s/ Marianne Drost
                                         Name:  Marianne Drost
                                         Title: Secretary

                                         CONTROL DEVICES, INC.


                                    By:  /s/John M. Ramey
                                         Name: John M. Ramey
                                         Title: Vice President

                                   EXHIBIT 1

                                      TO

                   LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

                            (DEARBORN, MI PROPERTY)



                         LEASE DATED DECEMBER 1, 1993

                                    BETWEEN

                  JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                                      AND

                       GTE CONTROL DEVICES INCORPORATED

                                  RELATING TO

                             DEARBORN, MI PROPERTY






                                  Exhibit 1-1

                                     LEASE



                  JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                                 ("Landlord")


                                      AND



                       GTE CONTROL DEVICES INCORPORATED

                                  ("Tenant")

                                   ARTICLE I
                                   ---------

                       SUMMARY OF BASIC LEASE PROVISIONS

1.1  BASIC DATA

                                  ARTICLE II
                                  ----------

                          DESCRIPTION OF PREMISES AND
                     APPURTENANT RIGHTS; NET RENTABLE AREA

2.1  LOCATION OF PREMISES
2.2  APPURTENANT RIGHTS AND RESERVATIONS                         2

                                  ARTICLE III
                                  -----------

                         TERMS OF LEASE; CONSTRUCTION

3.1  COMMENCEMENT DATE                                           2
3.2  INITIAL CONSTRUCTIONS                                       3
3.3  PREPARATION OF PREMISES FOR OCCUPANCY                       3
3.4  TENANT'S OCCUPANCY                                          4
3.5  PERFORMANCE OF THE LANDLORD'S WORK                          4
3.6  TENANT PAYMENTS OF CONSTRUCTION COSTS                       4

                                  ARTICLE IV
                                  ----------

                                     TERM

4.1  EXTENSION OF TERM                                           4

                                   ARTICLE V
                                   ---------

                                     RENT

5.1  RENT                                                        4

                                  ARTICLE VI
                                  ----------

                                USE OF PREMISES

6.1  PERMITTED USE                                               5
6.2  ALTERATIONS                                                6a

                                  ARTICLE VII
                                  -----------

                           ASSIGNMENT AND SUBLETTING

7.1  PROHIBITION                                                 7
7.2  ACCEPTANCE OF RENT FROM TRANSFEREE                          8

                                 ARTICLE VIII
                                 ------------

                          RESPONSIBILITY FOR REPAIRS

8.1  REPAIRS                                                     8

                                  ARTICLE IX
                                  ----------

                     SERVICES TO BE FURNISHED BY LANDLORD

9.1  CLEANING SERVICES                                           9
9.2  OTHER SERVICES                                              9
9.3  ADDITIONAL SERVICES                                         9
9.4  CAUSES BEYOND CONTROL OF THE LANDLORD                      10

                                   ARTICLE X
                                   ---------

                  REAL ESTATE AND OTHER TAXES; OTHER EXPENSES

10.1 LANDLORD TO PAY REAL ESTATE TAXES                          10

                                  ARTICLE XI
                                  ----------

                               ELECTRICITY COSTS

11.1 TENANT'S SHARE OF ELECTRICITY COSTS                        10

                                  ARTICLE XII
                                  -----------

                                   INDEMNITY

12.1 THE TENANT'S INDEMNITY                                     11
12.2 THE TENANT'S RISK                                          11
12.3 INJURY CAUSED BY THIRD PARTIES                             11

                                 ARTICLE XIII
                                 ------------

                       THE LANDLORD'S ACCESS TO PREMISES

13.1  THE LANDLORD'S RIGHT OF ACCESS                            12
13.2  ACCESS DURING THE LAST MONTH OF TERM                      12

                                  ARTICLE XIV
                                  -----------

                                   CASUALTY

14.1  DEFINITION OF "SUBSTANTIAL DAMAGE" AND PARTIAL DAMAGE     12
14.2  PARTIAL DAMAGE TO THE BUILDING                            12
14.3  SUBSTANTIAL DAMAGE TO THE BUILDING                        12
14.4  ABATEMENT OF RENT                                         13
14.5  MISCELLANEOUS                                             13

                                  ARTICLE XV
                                  ----------

                                EMINENT DOMAIN

15.1  RIGHTS OF TERMINATION FOR TAKING                          13
15.2  PAYMENT OF AWARD                                          14
15.3  ABATEMENT OF RENT                                         14
15.4  MISCELLANEOUS                                             14

                                  ARTICLE XVI
                                  -----------

                                   INSURANCE

16.1  PUBLIC LIABILITY AND PROPERTY INSURANCE                   14
16.2  NON-SUBROGATION                                           15
16.3  EXTRA HAZARDOUS USE                                       15

                                 ARTICLE XVII
                                 ------------

                                    DEFAULT

17.1  TENANT'S DEFAULT                                          16
17.2  THE LANDLORD'S DEFAULT                                    17

                                 ARTICLE XVIII
                                 -------------

                           MISCELLANEOUS PROVISIONS

 18.1  WAIVER                                                   18
 18.2  COVENANT OF QUIET ENJOYMENT                              18
 18.3  NO PERSONAL LIABILITY OF THE LANDLORD                    18
 18.4  NOTICE TO MORTGAGEE AND GROUND LESSOR;

        OPPORTUNITY TO CURE                                     18
 18.5  NO BROKERAGE                                             19
 18.6  INVALIDITY OF PARTICULAR PROVISIONS                      19
 18.7  PROVISIONS BINDING, ETC.                                 19
 18.8  RECORDING                                                19
 18.9  NOTICES                                                  19
 18.10 WHEN LEASE BECOMES BINDING                               20
 18.11 PARAGRAPH HEADINGS                                       20
 18.12 RIGHTS OF MORTGAGEE                                      20
 18.13 STATUS REPORT; MODIFICATION                              21
 18.14 SECURITY DEPOSIT                                         21
 18.15 SELF-HELP                                                22
 18.16 HOLDING OVER                                             22
 18.17 CERTIFICATE                                              22

                            ENUMERATION OF EXHIBITS
                            -----------------------

Exhibit A:     Plan showing the Premises.

Exhibit B:     Intentionally Deleted.

Exhibit C:     Intentionally Deleted.

Exhibit D:     Cleaning Schedule.

Exhibit E:     Other Services of the Landlord.

Exhibit F:     Description of Lot.

Exhibit G:     Rules and Regulations

Exhibit H:     Certificate

                                     LEASE

     This instrument is an Indenture of Lease between John Hancock Mutual Life Insurance Company (the "Landlord") and GTE Control Devices Incorporated, a Delaware corporation (the "Tenant").

     The parties to this instrument hereby agree with each other as follows:

                                   ARTICLE I
                                   ---------

                       SUMMARY OF BASIC LEASE PROVISIONS

1.1  BASIC DATA

Date:                            December 1, 1993

Landlord:                        John Hancock Mutual Life Insurance Company

Present Mailing Address of
 Landlord:                       John Hancock Place
                                 P.O. Box 111
                                 Boston, Massachusetts 02117

Tenant:                          GTE Control Devices Incorporated

Present Mailing Address of
 Tenant:                         Route 25
                                 Standish, Maine 04084

Leased Premises:                 Premises located on the third floor, west wing,
                                 Commerce Park South
                                 Dearborn, Michigan, as shown on Exhibit A

Square Footage:                  1,320 rentable square feet.
                                 1,200 usable square feet

Lease Term:                      36 calendar months

Commencement Date:               December 1, 1993

Rent: At the rate of $2,145.00 per calendar month for Year 1; $2,172.50 per calendar month for Year 2; and $2,200.00 per calendar month for Year 3.

Tenant's Proportionate Share:    .0096 (based upon the ratio of the rentable
                                 square footage of Tenant's Premises to the rentable square footage of the third floor, west wing of building).

Security Deposit:                $2,145.00

Tenant Improvements Submission
 Date:                           N/A

Time Estimated for Completion of
 Tenant's Work on Premises:      N/A

Scheduled Term Commencement
 Date:                           December 1, 1993


                                  ARTICLE II
                                  ----------

                          DESCRIPTION OF PREMISES AND
                     APPURTENANT RIGHTS; NET RENTABLE AREA

2.1  LOCATION OF PREMISES

     The Landlord hereby leases to the Tenant, and the Tenant hereby accepts from the Landlord, the premises (the "Premises") identified on Exhibit A, attached hereto and incorporated herein by reference, in the Landlord's building (the "Building") located on land owned by the Landlord (the "Lot") more particularly described in Exhibit F, attached hereto and incorporated herein by reference, known as and numbered 3200 Greenfield, Dearborn, Michigan. Nothing in Exhibit A shall be treated as a representation that the Premises shall be precisely of the dimensions or shapes as shown diagrammatically, rather than precisely, on Exhibit A, the layout of the Premises.

2.2  APPURTENANT RIGHTS AND RESERVATIONS

     Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto: (a) the common facilities included in the Building or Lot, including common walkways, driveways, lobbies, hallways, ramps, stairways and elevators; (b) the parking facility (including the visitor's parking area and parking spaces reserved for the handicapped), at locations which may from time to time be designated by Landlord, and only between the hours of 7:00 AM and 7:00 PM, Monday through Friday, and 8:00 AM and 1:00 PM Saturdays (legal holidays excepted); (c) the pipes, ducts, conduits, wires and appurtenant equipment serving the Premises; and (d) if the Premises include less than the entire rentable area of any floor, the common toilets, if any, in the central core area of such floor. Such rights shall always be subject to the Rules and Regulations set forth in Exhibit G attached hereto and incorporated herein by reference, as the same may be amended by the Landlord from time to time and such other reasonable rules and regulations from time to time established by the Landlord by suitable notice, and to the right of the Landlord to designate and change from time to time areas and facilities so to be used.

     Not included in the Premises are the roof or ceiling, the floor and all perimeter walls of the space identified in Exhibit A, except the inner surfaces thereof and the perimeter doors and windows. The Tenant agrees that the Landlord shall have the right to place in the Premises (but in such manner as not unreasonably to interfere with the Tenant's use of the Premises) utility lines, telecommunication lines, shafts, pipes and the like, for the use and benefit of Landlord and other tenants in the Building, and to replace and maintain and repair such lines, shafts, pipes and the like, in, over and upon the Premises. Such lines, shafts, pipes and the like, shall not be deemed part of the Premises under this Lease.

                                  ARTICLE III
                                  -----------

                         TERMS OF LEASE; CONSTRUCTION

3.1  COMMENCEMENT DATE

     The Term of this Lease shall be the period specified in Section 1.1 hereof as the "Lease Term." If Section 1.1 provides for a fixed Commencement Date, then the Commencement Date of the term hereof shall be such date. Otherwise, the term of this Lease shall commence on, and the Commencement Date shall be, the first to occur of:

     (a) the date on which the Premises shall be deemed ready for occupancy, as defined in Section 3.3 below; or

     (b) the date upon which Tenant commences beneficial use of the Premises (as distinguished from the conduct of construction work to be performed by Tenant in the Premises incident to preparing the Premises for Tenant's own use).

     Tenant shall, in all events, be treated as having commenced beneficial use of the Premises when it begins to move in the Premises furniture and equipment for its regular business operations.

     Promptly after the Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution of a written declaration in which the Commencement Date and specified term of this Lease shall be stated.

3.2  INITIAL CONSTRUCTIONS

     The Tenant and Landlord have agreed upon drawings and specifications for the construction of Tenant's leasehold improvements, including the locations desired for partitions, doors, electric switches and outlets, lighting fixtures, and specifications for any flooring, ceiling and wall coverings, electric, plumbing, heating, air-conditioning and ventilating systems so far as the same are to be provided. Architectural and engineering services rendered in the preparation of such construction drawings and specifications and any changes therein shall be performed by Landlord's architect and engineer. Simultaneous with the execution of the Lease, the Landlord and Tenant shall join in the execution of a letter substantially in the form attached hereto as Exhibit C authorizing the commencement of construction in accordance therewith. Landlord shall provide a turnkey suite based on a mutually agreeable floor plan. All such work shall be performed by Landlord's general contractor. Landlord will not approve: (a) any alterations or additions which will require unusual expense to readapt the Premises to normal office use on lease termination or which will increase the cost of construction, insurance or taxes on the Building or of Landlord's services called for by Article VIII unless Tenant first gives assurances acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination with expense to Landlord; or (b) any alterations or additions which will delay completion of the Premises or the Building. All changes and additions shall be part of the Building, except such items as by writing at the time of approval the parties agree shall be removed by Tenant on termination of this lease, or Landlord agrees that Tenant may then elect to remove or leave.

3.3  PREPARATION OF PREMISES FOR OCCUPANCY

     Landlord agrees to use reasonable efforts to have the Premises ready for occupancy on or before the Scheduled Term Commencement Date, which shall, however, be extended for a period equal to that of any delays caused by the action or inaction of the Tenant, or delays due to governmental regulations, scarcity of or inability to obtain labor or materials, strikes, labor difficulties, casualty or other causes reasonably beyond Landlord's control.

     The Premises shall be deemed ready for occupancy on the date on which (i) the Premises, together with sufficient facilities for reasonable access and service thereto, have been substantially completed, except for items of work and mechanical adjustment of equipment and fixtures which (x) are not necessary to make the Premises reasonably tenantable for its Permitted Use, or (y) are not them completed because of delay by Tenant in submitting the construction drawings and specifications as required by Section 3.2, or because of approved requests made by Tenant, after such delivery, for further alterations or additions; and (ii) unless the Premises are not completed as provided in (y) above, Landlord provides Tenant with certification of Landlord's architect that the Premises are substantially completed.

     Landlord shall complete as soon as conditions practicably permit all items and work excepted under the above paragraph and Tenant shall not use the Premises in such manner as to increase the cost of such completion.

     In the event of Tenant's failure to comply with the provisions of Section
3.2 of this Lease, Landlord may, at Landlord's option, exercisable by notice to Tenant, terminate this Lease on the date specified in such notice to Tenant and upon such termination landlord shall have all the rights provided in event of Tenant's default in Article XVI of this Lease.

3.4  TENANT'S OCCUPANCY

     As soon as reasonably possible after the Premises are deemed ready for occupancy as provided in Section 3.3, the Tenant shall commence beneficial use of the Premises.

3.5  PERFORMANCE OF THE LANDLORD'S WORK

     Except to the extent to which the Tenant shall have given the Landlord notice, not later than the end of the second full calendar month next beginning after the Commencement Date, of respects in which the Landlord has not performed the Landlord's obligations under this Article III, the Tenant shall have no claim that the Landlord has failed to perform any such obligations.

3.6  TENANT PAYMENTS OF CONSTRUCTION COSTS

     The Landlord shall have the same rights and remedies which the Landlord has for nonpayment of Rent for nonpayment of amounts which the Tenant is required to pay to the Landlord in connection with the preparation of the Premises for Tenant's occupancy.

                                  ARTICLE IV
                                  ----------

                                     TERM

4.1  EXTENSION OF TERM

[DELETED]

                                   ARTICLE V
                                   ---------

                                     RENT

5.1  RENT

     The Rent (specified in Section 1.1 hereof and in this Article) and any additional rent or other charges payable pursuant to this Lease shall be payable by the Tenant to the Landlord at Landlord's mailing address or such other place as the Landlord may from time to time designate by notice to the Tenant without prior demand therefor and without any offset whatsoever except as otherwise specifically provided for in this Lease. Base Rent for each of the months 1 through 12, inclusive shall be at a rate of $19.50 per rentable square foot; Base Rent for each of the months 13 through 24 inclusive, shall be at a rate of $19.75 per rentable square foot; Base Rent for each of the months 25 through 36 inclusive, shall be at a rate of $20.00 per rentable square foot.

     (a) The Rent shall be payable in advance on the first day of each and every calendar month during the term of this Lease, except as otherwise provided in Subsection (b) of this Section 5.1.

     (b) The Rent for the first calendar month of the Lease Term is due and payable at the time of execution and delivery of the Lease. If the Commencement Date occurs on a day other than the first day of a calendar month, the Tenant shall pay to the Landlord on the first day of the succeeding calendar month a pro rata payment of Rent for the partial month from the Commencement Date to the first day of the succeeding calendar month. Such payment, together with the payment made by the Tenant upon execution and delivery of the Lease, shall constitute payment for the first full calendar month of the Lease Term plus the partial month, if any, immediately following the Commencement Date.

     (c) Rent for any partial month shall be paid by the Tenant to the Landlord at such rate on a pro rata basis. Other charges payable by the Tenant on a monthly basis, as hereinafter provided, shall likewise be prorated.

     (d) Rent, additional rent and any other sums due hereunder not paid within ten (10) days of the due date shall bear interest at the rate of one and one-half percent (1-1/2%) per month or fraction thereof (or at any lesser maximum legally permissible rate) from the due date until paid.

                                  ARTICLE VI
                                  ----------

                                USE OF PREMISES

6.1  PERMITTED USE

     Tenant agrees that the Premises shall be used and occupied by Tenant only for a general and business office and for no other purpose or purposes.

     Tenant further agrees to conform to the following provisions during the entire term of this Lease:

     (a) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with the Rules and Regulations established by Landlord therefor;

     (b) Tenant will not place on the exterior of exterior walls (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any signs, symbols, advertisement or the like visible to public view outside of the Premises with the prior consent of Landlord. Without limitation, lettering on windows is expressly prohibited;

     (c) The Tenant, at its expense, shall comply with all rules, orders, regulations and requirements of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions and governing insurance rating bureaus; and shall not do or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by any governmental authority, Board of Fire Underwriters or any other similar body having jurisdiction, or insurance rating bureau; and shall keep the Premises equipped with all safety appliances or equipment required by any governmental authority, Board of Fire Underwriters or other similar body or governing insurance rating bureau by reason of the Tenant's particular use of the Premises or the location of partitions, trade fixtures or other contents of the Premises; and shall procure all licenses, permits or other approvals required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the permitted Use of the Premises; and Landlord does hereby represent that to the best of Landlord's knowledge the Premises conforms to all rules, orders, regulations and requirements of the Board of Fire Underwriters and that the Permitted Use does not violate such rules, orders, regulations and requirements;

     (d) The Tenant, at its expense, shall comply with all rules, orders, permit conditions and regulations of governmental authorities now or hereafter in force and with any lawful direction of any public officer, in each case to the extent the same are applicable to the Premises or the use and maintenance thereof. If the Tenant receives notices of any violation of law, ordinance, order, permit conditions or regulation applicable to the Premises or the use and maintenance thereof, it shall give prompt notice thereof to the Landlord;

     (e) The Tenant shall not place a load upon any floor of the Premises exceeding the load which such floor was designed to carry or that which is allowed by law, whichever is less. The Landlord reserves the right to limit the weight of safes and other heavy objects and to designate their position. The Tenant shall not move any safes or heavy objects in or out of the Building without the Landlord's prior consent;

     (f) The Tenant shall not commit or suffer to be committed any waste upon the Premises or any public or private nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant in the Building, nor, without limiting the generality of the foregoing, shall the Tenant make any unusual noises in the Building, cause or permit any offensive odors to be produced upon the Premises, or use any apparatus, machinery or device in or about the Premises which shall cause any damage to the Building or the Premises or any vibration outside the Premises;

     (g) The electricity furnished to the Premises shall be metered in common with other occupants on the third floor, west wing of the Building and the Tenant shall pay the cost of such electricity consumed in the Premises as set forth in Section 11.1 herein.

          The Tenant shall not, without the Landlord's written consent in each insurance, connect to the electrical distribution system any fixtures, appliances or equipment other than lamps, typewriters and similar small office machines which operate on a voltage not in excess of 120, or make any alteration or addition to the electrical system of the Premises; and

     (h) The Tenant shall continuously occupy the Premises during the Lease Term, subject to temporary interruptions for causes beyond the Tenant's reasonable control. The Tenant shall comply and shall cause its employees, agents and invitees to comply with the Rules and Regulations of the Building as set forth in Exhibit G and such changes therein and other reasonable rules and regulations as the Landlord shall from time to time establish for the proper regulations of the Building and the Lot, provided that such additional rules and regulations shall be of general application to all the tenants in the Building and shall not conflict with any terms of the Lease, and in the event of any such conflict, the terms of this Lease shall apply.

6.2  ALTERATIONS

     The Tenant shall not redecorate or make alterations, additions or improvements to the Premises, except with the prior written consent of the Landlord, provided, however, Landlord's consent with respect to non-structural redecorations, alterations, additions and improvements shall not be unreasonably withheld.

     All alterations, additions and improvements made by the Tenant to the Premises shall remain therein and, at the termination of the Lease, shall be surrendered as a part thereof, except for trade fixtures and equipment (as distinguished form leasehold improvements) installed prior to or during the term of this Lease at the Tenant's sole cost. Such trade fixtures and equipment may be removed by the Tenant if the Tenant is not then in default hereunder, and if such removal shall not result in permanent damage to the Premises or the Building. The Tenant shall remove such trade fixtures and equipment at the termination of the Lease if requested to do so by the Landlord. The Tenant shall at its expense promptly repair any and all damage to the Premises or the Building resulting from any removal of such fixtures and equipment, ordinary wear and tear excepted.

     Any personal property which shall remain in the Building or on the Premises after the expiration or earlier termination of the Lease shall conclusively be deemed to have been abandoned by the Tenant, and either may be retained by the Landlord as its own property or may be disposed of by sale, storage or otherwise as the Landlord shall see fit, all at the Tenant's expense. Notwithstanding the foregoing, the Tenant will, upon request of the Landlord after the expiration or termination of the Term hereof, promptly remove from the Building any such personal property, or if any part of such personal property shall be sold, the Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of sale, the costs of moving and storage, any arrears of Rent, additional rent or other charges payable hereunder or any damages to which the Landlord may be entitled.

                                  ARTICLE VII
                                  -----------

                           ASSIGNMENT AND SUBLETTING

7.1  PROHIBITION

     Notwithstanding any other provisions of this Lease, the Tenant shall not assign or otherwise transfer, voluntarily or involuntarily, this Lease or any interest herein or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) or allow any other person to occupy the whole or any part of the Premises, without, in each instance, the prior written consent of the Landlord. This prohibition shall not include any assignment, subletting or other transfer (1) to a parent corporation or to any subsidiary or affiliate of the Tenant; for the purposes of this Lease, the term "affiliate" shall mean any corporation, directly or indirectly, through one or more intermediaries, that controls, is controlled by, or is under common control with, the Tenant or its parent corporation; as used in the preceding clause, the term "control" shall mean the right to exercise, directly or indirectly, more than fifty (50%) percent of the voting rights attributable to the shares of the controlled corporation, (2) to any corporation into which Tenant may merge or to any corporation to which Tenant shall sell all or substantially all of its assets or all or substantially all of its corporate stock.

     In any case, whether or not the Landlord's consent to such assignment, or other transfer or subletting is required herein, the Tenant originally named herein shall remain fully liable for Tenant obligations hereunder, including, without limitation, the obligations to pay the rent and other amounts provided under this Lease, and the Tenant also hereby agrees to pay to the Landlord, within fifteen (15) days of billing therefore, all legal and other fees incurred by the Landlord in connection with reviewing and approving any such assignment, other transfer or subletting. Except with respect to the assignment, subletting, or transfer permitted pursuant to the second sentence in this Section, the Tenant shall give written notice to the Landlord of the terms of any such proposed assignment or sublease and the Landlord shall have the right to terminate this Lease on notice to the Tenant if the rent and other payments from such proposed assignee or subtenant would exceed that provided hereunder. It shall be a condition of the validity of any permitted assignment or other transfer or subletting that the assignee or transferee or sublessee agree directly with the Landlord, in form satisfactory to the Landlord, to be bound by all Tenant obligations hereunder, including, with limitation, the obligation to pay rent and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting.

7.2  ACCEPTANCE OF RENT FROM TRANSFEREE

     The acceptance by the Landlord of the payment of Rent, additional rent or other charges following an assignment, subletting or other transfer prohibited by this Article VI shall not be deemed to be a consent by the Landlord to any such assignment, subletting or other transfer, nor shall the same constitute a waiver of any right or remedy of the Landlord.

                                 ARTICLE VIII
                                 ------------

                          RESPONSIBILITY FOR REPAIRS

8.1  REPAIRS

     From and after the date that possession of the Premises is delivered to the Tenant and until the end of the Lease Term, the Tenant shall keep the Premises and every part thereof in good order, condition and repair, reasonable wear and tear and damage by unavoidable casualty only excepted, and the Tenant shall surrender the Premises at the end of the Lease Term in such condition. Except as may be provided in Articles XIII and XIV, the Landlord agrees to keep in good order, condition and repair the structural and exterior portions of the Building and the common areas and facilities and common equipment in the Building, except any condition caused by any act, omission or neglect of the Tenant or any contractor of the Tenant or any party for whose conduct the Tenant is responsible. Without limitation, the Landlord shall not be responsible to make any improvements or repairs other than as expressly provided in this Section, and the Landlord shall not be liable for any failure to make such repairs unless the Tenant has given notice to the Landlord of the need to make such repairs and the Landlord has failed to commence to make such repairs within a reasonable time thereafter.

     Whenever the Tenant shall make repairs, alternations, decorations, additions, removals, or improvements (including the installation of any equipment other than normal light business office equipment) in or to the
Premises:

     (a) No material or equipment shall be incorporated in or added to the Premises in connection with any such repair, alteration, decoration, addition, removal or improvement which is subject to or claimed to be subject to any lien, charge, mortgage, or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Any mechanic's or materialmen's lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to the Tenant, shall be immediately discharged by the Tenant, at the Tenant's expense, by filing the bond required by law or otherwise. If the Tenant fails so to discharge any lien, the Landlord may do so at Tenant's expense and the Tenant shall reimburse the Landlord for all expenses and costs incurred by the Landlord in so doing immediately after rendition of a bill therefor by the Landlord to the Tenant.

     (b) All installation of work done by or for the Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof:
          (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) plans and specifications (which shall be prepared by and at the expense of the Tenant) theretofore submitted to and approved in writing by the Landlord.

     (c) The Tenant shall procure all necessary permits before undertaking any work in the Premises and shall do all such work in a good and workmanlike manner, employing new materials of first class quality and shall defend, save harmless, exonerate and indemnify the Landlord from all injury, loss or damage to any person or property occasioned by such work. The Tenant shall cause contractors employed by the Tenant to carry and maintain in force during the continuance of any work being performed for the Tenant Worker's Compensation Insurance in accordance with statutory requirements and Comprehensive Public Liability Insurance and Automobile Liability Insurance covering such contractors on or about the Premises in amounts reasonably acceptable to the Landlord and to submit certificates evidencing such coverage to the Landlord prior to the commencement of such work.

     (d) The Tenant shall not, at anytime prior to or during the Term of this Lease, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any repair work or the making of any alteration, improvements or additions or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by the Landlord, Tenant or others. In the event of any such interference or conflict, the Tenant, upon demand of the Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.


                                  ARTICLE IX
                                  ----------

                     SERVICES TO BE FURNISHED BY LANDLORD

9.1  CLEANING SERVICES

     The Landlord shall cause cleaning services to be provided to the Premises as described in Exhibit D.

9.2  OTHER SERVICES

     The Landlord shall cause other services to be furnished to the Tenant as set forth in Exhibit E.

9.3  ADDITIONAL SERVICES

     Upon reasonable advance notice from Tenant, Landlord will endeavor to furnish additional heat, air-conditioning or other services to the Premises on days and at times other than as provided in Exhibits D and E, and Tenant shall on demand and as additional rent pay to Landlord, on account thereof, a reasonable charge for such additional services equal to Landlord's good faith estimate of the additional costs incurred by Landlord on account thereof as specified in the Rules and Regulations. Notwithstanding the preceding sentence, additional heat and air conditioning services that are provided to the Premises will be charged to Tenant at a rate of $35.00 per hour.

9.4  CAUSES BEYOND CONTROL OF THE LANDLORD

     The Landlord shall in no event be liable for failure to perform any of its obligations under this Lease when prevented from doing so by causes beyond its control, including, without limitation, labor dispute, breakdown, accident, order or regulation of or by any governmental authority, or failure to supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish services required under this Lease, or because of war or other emergency, or for any cause due to any act, neglect or default of the Tenant or the Tenant's servants, contractors, agents, employees, licenses or any person claiming by, through or under the Tenant, and in no event shall the Landlord ever be liable to the Tenant for any indirect or consequential damages under the provisions of this Section 8.4 or any other provision of this Lease.


                                   ARTICLE X
                                   ---------

                  REAL ESTATE AND OTHER TAXES; OTHER EXPENSES

10.1 LANDLORD TO PAY REAL ESTATE TAXES

     Landlord shall be responsible for the payment, before the same becomes delinquent, of all general and special taxes, including assessments for local improvements, and other governmental charges which may be lawfully charged, assessed or imposed upon the Building and the Lot. However, if authorities having jurisdiction assess real estate taxes, assessments or other charges which Landlord considers excessive, Landlord may defer compliance therewith to the same extent permitted by the laws of the jurisdiction in which the same are located, so long as the validity or amount thereof is contested by Landlord in good faith, and so long as Tenant's occupancy of the Premises is not disturbed.


                                  ARTICLE XI
                                  ----------

                               ELECTRICITY COSTS

11.1 TENANT'S SHARE OF ELECTRICITY COSTS

     (a) The annual rent payable by the Tenant shall be adjusted for Tenant's costs of electricity for the Premises. The Tenant shall pay, as additional rent, the Tenant's

          Proportionate Share of electricity costs based upon the costs reflected in the common meter for the third floor, west wing of the Building, which meter shall exclude electricity for heat and air conditioning provided by the Landlord to the Premises and not by separate equipment installed or placed by or for the Tenant. Such amount shall be due and payable within thirty (30) days after the presentation by the Landlord to the Tenant of a statement for electricity costs for the Premises. After the first Lease Year, the Tenant shall pay to the Landlord pro rata monthly installments on account of projected electricity costs for the Lease Year, calculated by the Landlord on the basis of the most recent meter reading, with an adjustment made after actual meter readings and presentation of a statement of costs to Tenant as aforesaid. If the total of such monthly installments is greater than the actual electricity costs for any month, the Tenant shall be entitled to a credit against the Tenant's rental obligations hereunder in the amount of such difference. If the total of such monthly installments is less than the actual electricity cost for any month, the Tenant shall pay to the Landlord the amount of such difference promptly upon billing therefor.

     (b) For the purposes of this Article "Lease Year" shall mean any fiscal year from January 1 to December 31, except that the first Lease Year during the term of this Lease shall commence on the Commencement Date and end on the second next following December 31 and the last Lease Year during the term of this Lease shall end on the date this Lease terminates.

     (c) In no event shall the additional rent for Tenant's electric exceed $1.00 per square foot per year or .083 cents per month per square foot, payable monthly.


                                  ARTICLE XII
                                  -----------

                                   INDEMNITY

12.1 THE TENANT'S INDEMNITY

     To the maximum extent permitted by law, the Tenant shall indemnify and save harmless the Landlord, the directors, officers, agents and employees of the Landlord and those in privity of estate with the Landlord, from and against all claims, expenses or liability of whatever nature (a) arising from any default, act , omission or negligence of the Tenant, or the Tenant's contractors, licensees, agents, servants or employees, or the failure of the Tenant or such persons to comply with any rule, order, regulation or lawful direction now or hereafter in force of any public authority, in each case to the extent the same are related, directly or indirectly, to the Premises or the Building, or the Tenant's use thereof; or (b) arising directly or indirectly from any accident, injury or damage, however caused, to any person or property on or about the Premises; or (c) arising, directly or indirectly, out of default or breach by the Tenant under any of the terms or covenants of this Lease or in connection with any equipment or installations to be maintained or repaired by the Tenant; or (d) arising directly or indirectly, from any accident, injury or damage to any person or property occurring outside the Premises but within the Building, or on the Lot where such accident, injury or damage results, or is claimed to have resulted from, any act, omission or negligence on the part of the Tenant, or the Tenant's contractors, licensees, agents, servants, employees or customers of anyone claiming by or through the Tenant; provided, however, that in no event shall the Tenant be obligated under this Section 11.1 to indemnify the Landlord, the directors, officers, agents and employees of the Landlord, or those in privity of estate with the Landlord, where such claim, expense or liability results from any omission, fault, negligence or other misconduct of the Landlord or the officers, agents or employees of the Landlord on or about the Premises or the Building.

     This indemnity and hold harmless agreement shall include indemnity against all expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof with counsel acceptable to the Landlord or counsel selected by an insurance company which has accepted liability for any such claim.

12.2 THE TENANT'S RISK

     To the fullest extent permitted by law the Landlord shall have no responsibility or liability for any loss of or damage to furnishings, fixtures, equipment or other personal property of the Tenant or of any persons claiming by, through or under the Tenant.

12.3 INJURY CAUSED BY THIRD PARTIES

     The Tenant agrees that the Landlord shall not be responsible or liable to the Tenant, or to those claiming by, through or under the Tenant, for any loss or damage resulting to the Tenant or those claiming by, through or under the Tenant, or its or their property, that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or in any part of the Building, or for any loss or damage from the breaking, bursting, stopping or leaking of electric cables and wires, and water, gas, sewer or steam pipes or like matters.


                                 ARTICLE XIII
                                 ------------

                       THE LANDLORD'S ACCESS TO PREMISES

13.1 THE LANDLORD'S RIGHT OF ACCESS

     The Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting or of making repairs, alterations or additions to the Premises or the Building, and the Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees or purchasers of any part of the Building. To assure access by the Landlord to the Premises, the Tenant shall provide the Landlord with duplicate copies of all keys used by the Tenant in providing access to the Premises.

     For a period commencing six (6) months prior to the expiration of the term of this Lease, the Landlord may have reasonable access to the Premises at all reasonable hours for the purpose of exhibiting the same to prospective tenants.

13.2 ACCESS DURING THE LAST MONTH OF TERM

     If during the last month of the Lease Term, the Tenant shall have removed all of the Tenant's property therefrom, the Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of rent, or incurring liability to the Tenant for any compensation, and such acts shall have no effect upon otherwise applicable terms of this Lease.


                                  ARTICLE XIV
                                  -----------

                                   CASUALTY

14.1 DEFINITION OF "SUBSTANTIAL DAMAGE" AND PARTIAL DAMAGE

     The term "substantial damage", as used herein, shall refer to damage which is of such a character that in the Landlord's reasonable opinion the same cannot, in ordinary course, be expected to be repaired within 120 calendar days from the time that such repair work would commence. Any damage which is not "substantial damage" is "partial damage."

14.2 PARTIAL DAMAGE TO THE BUILDING

     If during the Lease Term there shall be partial damage to the Building by fire or other casualty and if such damage shall materially interfere with the Tenant's use of the Premises as contemplated by this Lease, the Landlord shall promptly proceed to restore the Building to substantially the condition in which it was immediately prior to the occurrence of such damage.

14.3 SUBSTANTIAL DAMAGE TO THE BUILDING

     If during the Lease Term there shall be substantial damage to the Building by fire or other casualty and if such damage shall materially interfere with the Tenant's use of the Premises as contemplated by this Lease, the Landlord shall promptly restore the Building to the extent reasonably necessary to enable the Tenant use of the Premises, unless the Landlord, within twenty (20) days after the occurrence of such damage, shall give notice to the Tenant of the Landlord's election whether to terminate this Lease or to restore. The Landlord shall have the right to make such election in the event of substantial damage to the Building whether or not such damage materially interferes with the Tenant's use of the Premises. If the Landlord shall give such notice, or in the event no such notice is given, then this Lease shall terminate as of the date of such notice, or on the date of the expiration of the twenty (20) day period, whichever occurs last, with the same force and effect as if such date were date originally established as the expiration date hereof.

14.4 ABATEMENT OF RENT

     If during the Lease Term the Building shall be damaged by fire or casualty and if such damage shall materially interfere with the Tenant's use of the Premises as contemplated by this Lease, a just proportion of the Rent and other charges payable by the Tenant hereunder shall abate proportionately for the period in which, by reason of such damage, there is such interference with the Tenant's use of the Premises.

14.5 MISCELLANEOUS

     In no event shall the Landlord have any obligation to make any repairs or perform any restoration work under this Article XIII if prevented from doing so by reason of any cause beyond its reasonable control, including without limitation, the requirements of any applicable laws, codes, ordinance, rules or regulations, and in such event Landlord may terminate this Lease by written notice to the Tenant, given within thirty (30) days after Landlord learns that it is prevented from restoring as aforesaid. Further, the Landlord shall not be obligated to make any repairs or perform any restoration work to any fixture in or portions of the Premises or the Building which were constructed or installed by or for some party other than the Landlord or which are not the property of the Landlord.


                                  ARTICLE XV
                                  ----------

                                EMINENT DOMAIN

15.1 RIGHTS OF TERMINATION FOR TAKING

     If the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) physically unsuitable for the Tenant's purposes, shall be taken by condemnation or right of eminent domain (including a temporary taking in excess of 180 days), the Landlord or the Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after the Tenant has been deprived of possession.

     Further, if so much of the Building (which may include the Premises) or the Lot shall be so taken or condemned or shall receive any direct or consequential damage by reason of anything done pursuant to public or quasi-public authority such that continued operation of the same would, in the Landlord's reasonable opinion, be uneconomical, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord's desire so to do not later than thirty (30) days after the effective date of such taking.

     Should any part of the Premises be so taken or condemned or receive such damage and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord shall promptly after the determination of the Landlord's award on account thereof, expend so much as may be necessary of the net amount which may be awarded to the Landlord in such condemnation proceedings in restoring the Premises to an architectural unit that is reasonably suitable to the uses of the Tenant permitted hereunder. Should the net amount so awarded to the Landlord be insufficient to cover the cost of so restoring the Premises, in the reasonable estimate of the Landlord, the Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises to such an architectural unit, with reasonable diligence, or may terminate this Lease by giving notice to the Tenant not later than a reasonable time after the Landlord has determined the estimated cost of such restoration.

15.2 PAYMENT OF AWARD

     The Landlord shall have and hereby reserves and excepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Lot and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking or damage, as aforesaid. The Tenant covenants to deliver such further assignments and assurances thereof as the Landlord may from time to time request, hereby irrevocably designating and appointing the Landlord as its attorney-in-fact to execute and deliver in the Tenant's name and behalf all such further assignments thereof. Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a claim for the value of any of the Tenant's usual trade fixtures installed in the Premises by the Tenant at the Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable hereunder by the Landlord from the taking authority.

15.3 ABATEMENT OF RENT

     In the event of any such taking of the Premises, the Rent and other charges, or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated, as appropriate and equitable in the circumstances.

15.4 MISCELLANEOUS

     In no event shall the Landlord have any obligation to make any repairs under this Article XIV if prevented from doing so by reason of any cause beyond its reasonable control, including requirements of any applicable laws, codes, ordinances, permit conditions, rules or regulations. Further, the Landlord shall not be obligated to make any repairs to any portions of the Premises or the Building which were constructed or installed by or for some party other than the Landlord or which were not the property of the Landlord.

                                  ARTICLE XVI
                                  -----------

                                   INSURANCE

16.1 PUBLIC LIABILITY AND PROPERTY INSURANCE

     The Tenant agrees to maintain in full force from the date upon which the Tenant first enters the Premises for any reason, throughout the Lease Term, and thereafter so long as the Tenant is in occupancy of any part of the Premises, a policy of comprehensive public liability insurance, written on an occurrence basis and including contractual liability coverage to cover any liabilities assumed under this Lease, insuring against all claims for injury to or death of persons or damage to property on or about the Premises or arising out of the use of the Premises and under which the Landlord, and such other persons as are in privity of estate with the Landlord as may be set forth in a notice given from time to time by the Landlord and the Tenant are named as insureds, as their respective interests appear, each with the same effect as if separately insured. The minimum limits of liability of such insurance shall be: Bodily injury - $1,000,000 per occurrence and in the aggregate over the term of the policy, and Property Damage - $500,000 per occurrence. The Landlord shall have the right from time to time to increase such minimum limits upon notice to the Tenant, provided that any such increase shall provide for coverage in amounts similar to like coverage being carried on like property in the greater Dearborn area.

     The Tenant shall also maintain in full force and effect from the date upon which the Tenant first enters the Premises for any reason, throughout the Lease Term and thereafter so long as the Tenant is in occupancy of any part of the Premises, property insurance covering the Tenant's furnishings, fixtures, equipment or other personal property of the Tenant written on an "All Risk" basis for full replacement cost, and such other insurance as the Landlord may, from time to time, reasonably require. Without limiting the provisions of
Section 11.2, if the Tenant fails to take out or maintain any policy of insurance required by this Article XV to be taken out and maintained, such failure shall be complete defense to any claim asserted by the Tenant against the Landlord by reason of any loss sustained by the Tenant that would have been covered by such policy.

     Each such policy shall be non-cancelable and non-amendable with respect to the Landlord and such designees of the Landlord without thirty (30) days' prior notice to the Landlord, and a duplicate original or certificate thereof shall be delivered to the Landlord.

16.2 NON-SUBROGATION

     Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Premises are located (even through extra premium may result therefrom), the Landlord and the Tenant mutually agree that, with respect to any hazard which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the request of one party, this release and non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective. If the release of either party provided above shall contravene any law with respect to exculpatory agreements, the liability of the party for whose benefit such release was intended shall remain but shall be secondary to that of the other party's insurer.

16.3 EXTRA HAZARDOUS USE

     The Tenant covenants and agrees that the Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which would invalidate or be in conflict with insurance coverage maintained by or for the Landlord with respect to the Building or which would increase the rate of insurance on the Premises or on the Building for the use to which the Tenant has agreed to devote the Premises; and the Tenant further agrees that, in the event that the Tenant shall do any of the foregoing, the Tenant will, at Landlord's election, cease such activity or promptly pay to the Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as [part of this sentence may have been cut off when copied] and at its sole cost and expense, Tenant shall comply with all laws, rules and regulations relating to the treatment, production, storage handling, transfer, processing, transporting and disposal of hazardous substances, toxic or radioactive matter, or any other material or substance which may or could pose a hazard to the health and safety of the current or future occupants of the Premises, or the owners or occupants of property adjacent to or in the vicinity of the Premises. Tenant shall indemnify and hold Landlord harmless for any violation of any such laws, rules and regulations, and Tenant's obligations and indemnity as stated in this Section shall survive the termination of this Lease.


                                 ARTICLE XVII
                                 ------------

                                    DEFAULT

17.1 TENANT'S DEFAULT.

     If:--

     a) the Tenant shall fail to pay the Rent or other charges on or before the date on which the same becomes due and payable and the same continues for ten (10) days after written notice to Tenant of such delinquency, or

     b) the Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately jeopardize the Landlord's interest

          (such as, but without limitation, failure to maintain public liability insurance), and such remains uncured ten (10) days after written notice to Tenant of such failure, or

     c) the Tenant shall fail to perform or observe any other term or condition contained in this Lease within ten (10) days after notice from the Landlord thereof, unless such default is of such a nature that it cannot be cured within such ten (10) day period, in which case no event of default shall occur unless the Tenant shall not commence to cure such failure promptly within such ten (10) day period and thereafter continuously and diligently complete the curing of the same, or

     d)   the Tenant shall vacate or abandon the Leased Premises, or

     e) except as otherwise provided by applicable law, if the estate hereby created shall be taken on execution or by other process of law, or if the Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of the Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of the Tenant's property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of the Tenant under any provisions of law now or hereafter enacted, and such proceeding is not dismissed within forty-five (45) days after it is begun, or if the Tenant shall file a petition for such reorganization, or for arrangements under any provisions of such laws providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts,--

then, in addition to and not as a limitation on or in lieu of such other or additional remedies as may be available to Landlord by law, Landlord shall have the right to declare this Lease terminated and the term ended, or to re-enter the Premises and to remove all persons and chattels therefrom, or to exercise all such remedies, and Landlord shall not be liable for damages to person or property by reason of any such re-entry or termination. Landlord shall provide Tenant fifteen (15) days prior notice before re-entry by Landlord. In the event of such re-entry by Landlord without notice of termination of the Lease, the liability of Tenant for the rent provided herein shall not be relinquished or extinguished for the balance of the term of this Lease, and any rentals prepaid may be retained by Landlord and applied against the costs of re-entry, or as liquidated damages, or both; Tenant will pay, in addition to the rentals and other sums agreed to be paid hereunder, reasonable attorney's fees, costs and expenses in any suit or action instituted by Landlord to enforce the provisions of this Lease or the collection of the rentals due Landlord hereunder.

     In the event of termination of the Lease at or after the time of re-entry, Landlord may re-let the Premises or any part thereof for a term or terms and at a rent which may be less than or exceed the balances of the term of and the Rent reserved under this Lease, the rent for which the Premises are so re-let being prima facie the fair and reasonable rental value thereof, and in the event of such declaration Tenant shall pay to Landlord as liquidated damages for Tenant's default hereunder, at

Landlord's option:

     (a) Any deficiency between the total rent reserved hereunder and the net amount, if any, of the rents collected on account of any lease or leases of the Premises for what would otherwise have constituted the balance of the term of this Lease; in computing such expenses which Landlord may incur in connection with re-letting, such legal expenses, attorneys' fees and expenses, advertising and expenses for keeping the Premises in good order or for preparing the same for re-letting, and any such liquidated damages shall be paid in monthly installments by Tenant on the day Rent is due hereunder, and any suit brought to collect the deficiency for any month shall not prejudice the right of the Landlord to collect the deficiency for any subsequent month by a similar proceeding; or

     (b) In a lump sum, the worth at the time of such declaration of any deficiency between (a) the total rent reserved hereunder and (b) reasonably foreseeable expenses of re-letting.

     Landlord shall use its reasonable efforts to re-let the Premises but shall not be responsible in any way whatsoever for failure to re-let the Premises, or in the event that the Premises are re-let, for failure to collect the rent thereof under such re-letting, provided, however, that Landlord shall have used reasonable efforts to re-let the Premises and to collect any rent due upon re-letting. The failure of Landlord to re-let the Premises or any part thereof shall not release or affect Tenant's liability for rent or damages.

     Notwithstanding any of the foregoing, any and all indebtedness owing by Tenant to Landlord pursuant to the terms of this Lease, which remains unpaid for a period of five (5) days after it first becomes due and payable, shall bear interest at a rate which shall be the greater of eleven percent (11%) per annum or four percent (4%) per annum over the prime interest rate charged from time to time by the National Bank of Detroit to its best commercial customers, but not in excess of the maximum rate permitted by law.

17.2 THE LANDLORD'S DEFAULT

     The Landlord shall in no event be in default in the performance of any of the Landlord's obligations hereunder unless and until the Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by the Tenant to the Landlord properly specifying wherein the Landlord has failed to perform any such obligation.

     Further, if the holder of a mortgage which includes the Premises notifies the Tenant that such holder has taken over the Landlord's rights under this Lease, then Tenant shall not assert any right to deduct the cost of repairs or any monetary claims against the Landlord theretofore accrued from rent thereafter due and payable, but shall look solely to the Landlord and not such holder for satisfaction of such claim.

                                 ARTICLE XVIII
                                 -------------

                           MISCELLANEOUS PROVISIONS

18.1 WAIVER

     Failure on the part of the Landlord to complain of any action or non-action on the part of the Tenant, no matter how frequently the same may occur or how long the same may continue, shall never be a waiver by the Landlord of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by the Landlord shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of the Landlord to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary the Landlord's consent or approval to or of any subsequent similar act by the Tenant. No option or right granted to the Tenant to renew this Lease or to extend the Lease Term shall be considered to give the Tenant any further option or right to renew or extend.

18.2 COVENANT OF QUIET ENJOYMENT

     Subject to the terms and provisions of this Lease and on payment of the rent and compliance with all of the terms and provisions of this Lease, the Tenant shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by the Landlord or by any persons lawfully claiming under the Landlord; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

18.3 NO PERSONAL LIABILITY OF THE LANDLORD

     The Tenant agrees to look solely to the Landlord's then equity interest in the Building at the time owned, or in which the Landlord holds an interest as ground lessee, for recovery of any judgment from the Landlord; it being specifically agreed that neither the Landlord (whether the Landlord be an individual, partnership, firm, corporation, trustee or other fiduciary) nor any of the partners comprising the Landlord, nor any beneficiary of any trust of which any person holding the Landlord's interest is trustee nor any successor in interest to any of the foregoing shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to the Tenant. The covenants of the Landlord contained in this Lease shall be binding upon the Landlord and the Landlord's successors only with respect to breaches occurring during the Landlord's and the Landlord's successors' respective periods of ownership of the Landlord's interest hereunder.

18.4 NOTICE TO MORTGAGEE AND GROUND LESSOR; OPPORTUNITY TO CURE

     After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with the Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from the Tenant to the Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of the Landlord's defaults by such holder or ground lessor shall be treated as performance by the Landlord. Accordingly, no act or failure to act on the part of the Landlord which would entitle the Tenant under the terms of this Lease, or by law, to be relieved of the Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) the Tenant shall have first given written notice of the Landlord's act or failure to act to such holder or ground lessor, if any, specifying the act or failure to act on the part of the Landlord which could or would give basis to the Tenant's rights; and (ii) such holder or ground lessor, after receipt of such notice, has failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this paragraph shall be deemed to impose any obligation on any such holder or ground lessor to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the Lot and Building if any such holder or ground lessor elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

18.5 NO BROKERAGE

     The Tenant warrants and represents that the Tenant has dealt with no broker other than G. A. Snowden & Associates, Inc. in connection with the consummation of this Lease, and, in the event of any brokerage claims, other than claims by
G. A. Snowden & Associates, Inc., and against the Landlord predicated upon prior dealings with the Tenant named herein, the Tenant agrees to defend the same and indemnify the Landlord against any such claim.

18.6 INVALIDITY OF PARTICULAR PROVISIONS

     If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and been forced to the fullest extent permitted by law.

18.7 PROVISIONS BINDING, ETC.

     Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of the Landlord and the Tenant and, if the Tenant shall be an individual, upon and to his heirs, executors, administrators, legal representatives, successors and assigns. Each term and each provision of this Lease to be performed by the Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of the Tenant is not intended to constitute a consent to assignment by the Tenant, but has reference only to those instances in which the Landlord may later give consent to a particular assignment as required by those provisions of Article VII hereof. If the Tenant be several persons, natural or corporate, the liability of such persons for compliance with the obligations of the Tenant under this Lease shall be joint and several. In all instances where the Tenant is required under this Lease to pay any sum or do any act at or by a particular time it is agreed that time is of the essence.

18.8 RECORDING

     The Tenant agrees to record this Lease.

18.9 NOTICES

     Whenever, by the terms of this Lease, notice shall or may be given either to the Landlord or to the Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid or by so-called "express" mail (such as Federal Express or U.S. Postal Service Express Mail):

               If intended for the Landlord, addressed to the Landlord at the address set forth on the first page of this Lease or to such other addresses as may from time to time hereafter be designated by the Landlord by like notice.

with a copy to:     John Hancock Mutual Life Insurance Company
                    Group Property Management, T-32
                    Attention: Patricia A. Barry
                    John Hancock Place
                    Boston, MA 02117

                    If intended for the Tenant, addressed to the Tenant at the address set forth on the first page of this Lease, or to such other address or addresses as may from time to time hereafter be designated by the Tenant by like notice.

     All such notices shall be effective two (2) days after deposited in the United States mail within the Continental United States or when received by the "express" mail carrier, as the case may be.

18.10 WHEN LEASE BECOMES BINDING

      Employees or agents of the Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both the Landlord and the Tenant. All negotiations, consideration, representations and understandings between the Landlord and the Tenant are incorporated herein and may be modified or altered only by written agreement between the Landlord and the Tenant, and no act or omission of any employee or agent of the Landlord shall alter, change or modify any of the provisions hereof.

18.11 PARAGRAPH HEADINGS

      The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

18.12 RIGHTS OF MORTGAGEE

      If any holder of a mortgage or holder of a ground lease of property which includes the Premises, originally given to a lender, and executed and recorded subsequent to the date of this Lease, shall so elect, the interest of the Tenant hereunder shall be subordinate to the rights of such holder. If any holder of a mortgage or holder of a ground lease of property which includes the Premises, originally given to a lender, and executed and recorded prior to the date of this Lease, shall so elect, this Lease, and the rights of the Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed and delivered, and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. If in connection with obtaining financing for the Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, the Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not materially adversely affect the Tenant or the leasehold interest hereby created. No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the term, or otherwise materially change the rights of the Landlord under this Lease, or to relieve the Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by the Landlord's mortgages of record, if any. Tenant agrees on request of the Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Section 18.12.

18.13 STATUS REPORT; MODIFICATION

      Recognizing that the Landlord may find it necessary to establish to third parties, such as accountants, banks, mortgagees or the like, the then current status of performance hereunder Tenant agrees to execute in form satisfactory to the Landlord within ten (10) days of a written request therefor a certificate stating (i) that this Lease is then in full force and effect and has not been modified or, if modified, setting forth the specific nature of all modifications, (ii) the date to which the Rent and any additional rent or other charges has been paid, (iii) whether or not the Landlord is in default under this Lease, and if the Landlord is in default, setting forth the specific nature of all such defaults) and (iv) any other matters relating to the Lease reasonably requested by Landlord. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance and that not more than one (1) month's Rent has been paid in advance. Without limiting the generality of the foregoing, the Tenant specifically agrees, promptly upon the commencement of the Term hereof, to acknowledge to the Landlord satisfaction of any requirements with respect to construction except for such matters as the Tenant may set forth specifically in such statement. The Tenant acknowledges that any statement delivered pursuant to this Section 18.13 may be relied upon by any purchaser or owner of the Building, or the Lot or any part thereof, or Landlord's interest in the Building or the Lot or any ground or underlying lease, or by any mortgagee, or by any assignee of any mortgagee, or by any lessee under any ground or underlying lease.

18.14 SECURITY DEPOSIT

      If, in Section 1.1 hereof a security deposit or prepaid rent is specified, the Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that the Landlord shall hold the same, throughout the term of this Lease, as security for the performance by the Tenant of all obligations on the part of the Tenant to be kept and performed. The Landlord shall have the right from time to time, without prejudice to any other remedy the Landlord may have on account thereof, to apply such amount, or any part thereof, to the Landlord's damages arising from any default on the part of the Tenant. The Tenant not then being in default, with respect to a security deposit, the Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 18.14, to the Tenant on the expiration or earlier termination of the Lease Term and surrender of possession of the Premises by the Tenant to the Landlord at such time. The Landlord shall, unless otherwise required by law, have no obligation to pay interest on the deposit or prepaid rent and shall have the right to commingle the same with the Landlord's other funds. If the Landlord conveys the Landlord's interest under this Lease, the deposit or prepaid rent, or any part thereof not previously applied, may be turned over by the Landlord to the Landlord's grantee, and, if so turned over, the Tenant agrees to look solely to such grantee for proper application of the deposit or prepaid rent in accordance with the terms of this Section 17.14, and the return thereof in accordance herewith. The Tenant agrees that the Tenant will not assign, encumber or pledge the moneys deposited herein as security, and that neither the Landlord, nor its successors and assigns, shall be bound by any such assignment, encumbrance or pledge, attempted assignment, attempted pledge, or attempted encumbrance.

18.15 SELF-HELP

      The Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of moneys which may be necessary or appropriate by reason of the failure or neglect of the Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by the Landlord, the Tenant agrees to pay to the Landlord forthwith upon demand the cost of performing the same, plus an administrative charge (covering overhead and profit) not to exceed 15% of such cost; and if the Tenant shall default in such payment, the Landlord shall have the same rights and remedies as the Landlord has hereunder for the failure of the Tenant to pay the Rent.

18.16 HOLDING OVER

      Any holding over by the Tenant after the expiration of the term of this Lease without the written consent of the Landlord shall be treated as a tenancy at sufferance at double the rent specified herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, so far as applicable.

      Any holding over by the Tenant after the expiration of the term of this Lease with the written consent of the Landlord shall be on a month-to-month basis, terminable by either party on thirty (30) days' notice and shall be at the same Rent specified herein and shall otherwise be on the terms and conditions set forth herein, so far as applicable.

18.17 CERTIFICATE

      If the Tenant is a corporation, each of the persons executing this instrument on behalf of the Tenant, hereby covenants and warrants that the Tenant is a duly existing and valid corporation and that the Tenant is qualified to do business in Michigan. Further, if the Tenant is a corporation, the Tenant shall deliver to the Landlord, at the time of execution of this Lease, a Clerk's or Secretary's Certificate in the form attached hereto as Exhibit H (or other suitable form satisfactory to counsel for the Landlord), as to the due authorization of the execution of this Lease and incumbency of the signing officer.

      IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed, under seal, as of the Date set forth in Section 1.1.



                     LANDLORD:      JOHN HANCOCK MUTUAL LIFE
                                    INSURANCE COMPANY


                                    By:____________________________
                                       Its
                                       hereunto duly authorized


                     TENANT:        GTE CONTROL DEVICES INCORPORATED


                                    By:____________________________
                                       Its
                                       hereunto duly authorized

18.16 HOLDING OVER

      Any holding over by the Tenant after the expiration of the term of this Lease without the written consent of the Landlord shall be treated as a tenancy at sufferance at double the rent specified herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, so far as applicable.

      Any holding over by the Tenant after the expiration of the term of this Lease with the written consent of the Landlord shall be on a month-to-month basis, terminable by either party on thirty (30) days' notice and shall be at the same Rent specified herein and shall otherwise be on the terms and conditions set forth herein, so far as applicable.

18.17 CERTIFICATE

      If the Tenant is a corporation, each of the persons executing this instrument on behalf of the Tenant, hereby covenants and warrants that the Tenant is a duly existing and valid corporation and that the Tenant is qualified to do business in Michigan. Further, if the Tenant is a corporation, the Tenant shall deliver to the Landlord, at the time of execution of this Lease, a Clerk's or Secretary's Certificate in the form attached hereto as Exhibit H (or other suitable form satisfactory to counsel for the Landlord), as to the due authorization of the execution of this Lease and incumbency of the signing officer.

      IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed, under seal, as of the Date set forth in Section 1.1.



                     LANDLORD:      JOHN HANCOCK MUTUAL LIFE
                                    INSURANCE COMPANY


                                    By:____________________________
                                       Its
                                       hereunto duly authorized


                     TENANT:        GTE CONTROL DEVICES INCORPORATED


                                    By:____________________________
                                       Its
                                       hereunto duly authorized